Exhibit 99.2
COLUMBIA LABORATORIES, INC.
INCENTIVE PLAN
PLAN YEAR 2004

1.	Plan Objectives

The objectives of the Columbia Laboratories Incentive Plan are to:

•	Encourage and reward Participants for achievement of the Company’s financial, tactical and strategic objectives;

•	Reinforce a strong performance orientation with variability in awards based on individual contribution and teamwork; and

•	Provide a fully competitive compensation package that will attract, reward and retain high caliber employees.

2.	Plan Year

The Plan year is the Company’s fiscal year, January 1 through December 31.

3.	Eligibility and Participation

In general, active exempt and non-exempt employees as of March 1 of the Plan year are eligible to participate in the Incentive Plan. Employees who are eligible for another term incentive plan (e.g., sales incentives) are not eligible to participate. Participants who are hired after February 28, but before October 1, of the Plan year are eligible for a pro-rated incentive award based on their hire date. Participants hired on or after October 1, of the Plan year are not eligible to participate that Plan year.

To be eligible for an incentive award, a Participant must be actively employed on the date of distribution of awards for the Plan year. The following are exceptions to this general rule:

(a) If a Participant leaves the Company before the award distribution date for any of the following reasons, he or she will be eligible to receive a pro-rated target award based on the period of active employment during the year:
•	Retirement with the consent of the Company
•	Inability to perform the work as a result of injury, ill-health or disability
•	Death in service

(b) A Participant who takes an unpaid leave of absence (such as FMLA) will be eligible for a pro-rated award for the period of active employment during the plan year. A Participant who begins an unpaid leave of absence and does not return prior to December 31 will be eligible for a pro-rated award upon return to work. Participants who do not return to work will not be eligible for an award.

4. General Approach

•	Each eligible Participant has an incentive target that is expressed in units as a percentage of base salary. The incentive target relates to the Participant’s position level.

•	Performance criteria and relative weightings of each performance factor are approved annually by the Compensation Committee of the Board of Directors.

•	A target incentive pool is established annually. The pool is the sum of the target incentive award opportunities for all Plan Participants.

•
Each year the number of units in the incentive pool available for payout is a function of Company performance against pre-determined financial and strategic objectives. The total number of units in the pool may be more or less than the target incentive pool based on Company performance.

•	Individual awards will take into account performance against individual objectives and within the context of the overall annual incentive fund available for awards.

5. Individual Incentive Targets

The following incentive targets (expressed in units as a percentage of annualized base salary) will apply to participants in the Plan based on their position and level of responsibility in the Company.

Position	Incentive Target
Executive Officer	30%
Non-executive Officer Executive Director	25%
Director Associate Director	20%
Manager Senior Manager	15%
Administrator Supervisor	10%
Non-exempt	4%

6. Funding Criteria

The incentive pool is based upon the sum of all eligible Participants’ incentive award targets against company goals.

7. Determination of Annual Incentive Pool

The annual incentive pool is the sum of the attainment contributions of the revenue and expense goals for 2004 and the allocated percentage of each additional goal that is met. If all goals are fully met at 100%, the annual incentive pool is the sum of all eligible participants’ incentive award targets. The relative contribution of the revenue and expense goals to the incentive pool may vary from 25% to 120%, or more, as follows:

Business Attainment of Revenue and Expense Bonus Criteria Goals (% of Incentive Pool Target)	<85%	85%	90%	95%	100%	105%	110%	>110%

Incentive PoolAttainment Contribution (“AC”) of Revenue and Expense Goals	0%	25%	50%	75%	100%	110%	120%	120%+(.25 X a) a = #% > 110%

AC of goals other than Revenue and Expense is equal to the assigned percentage for the applicable goal.

Annual Incentive Pool	(sum of all eligible Participants’ incentive award targets) X ((25% X Revenue AC) + (25% X Expense AC) + (sum of ACs for all remaining goals achieved))

The total amount of the incentive pool sets the maximum that may be paid out in the total awards to all individual Participants.

8.	Calculation of Individual Awards

To determine a Participant’s actual award once the incentive pool funding percentage is approved, involves two calculations: (a) determination of the Participant’s target award, and (b) application of the individual’s performance factor.

(a)	Determination of the Participant’s target award

The target award for the individual Participant is determined using the following formula:

Annualized salary x position award target x pool funding percentage = target award in units

Example: Salary of $75,000 x position target award of 15% x pool funding percentage of 110% = target award of 12,375 units.

Note that the target award is based on a Participant’s salary and position level in effect on December 31 of the Plan year.

(b)	Application of individual’s performance factor

As a result of the annual performance review and development process, each Participant receives an overall performance rating. The rating reflects how well the individual performed against his or her personal objectives and the Company objectives.

Using the following table as a guide, the individual’s target award (as determined in (a) above) may be modified to reflect his or her overall performance rating.

For example, assume that the Participant whose target award is 12,375 units has a performance rating of exceeded expectations. The manager may recommend an award ranging from 12,375 units (100%) to 15,469 units (125%) to reflect individual performance. If that individual’s rating is fully met expectations, the award range would be 9,281 units (75%) to 12,375 units (100%). Any individual with a rating of performance improvement required will not receive an award.

Overall Performance Level Against Individual and Company Objectives	Award Guideline (% of Target Award)
Exceeded expectations at exceptional level	125 - 150%
Exceeded expectations	100 - 125%
Fully met expectations	75 - 100%
Partially met expectations	0 - 75%
Performance improvement required	0%

The sum of all individual awards may not exceed the overall incentive pool allocated to the Company, as explained in section 7 above.

9. Payment of Awards

The form and timing of awards is at the discretion of the Company, but these will normally be made to participants on or before March 15 following completion of the fiscal year. If awards are made in the form of option grants, each unit awarded will be equal to a number of options as determined by the Compensation Committee of the Board in its sole discretion. Cash payments, if any, will be made after the deduction of withholdings required by law or as authorized by the recipient.

d.	Plan Administration

The Company has complete discretion regarding all aspects of the Incentive Plan’s implementation and administration, and may change the Plan in whole or in part or eliminate the Plan entirely at any time.

The decision as to whether or not a Participant is eligible to receive an award under the Plan rests solely with the Company, which also reserves the right to forego awards or make reduced awards. The Company’s determination will be final and binding.

Participation in this plan does not in any way whatsoever create a contractual relationship between the Participant and the Company.

The impact of any award made under the Plan on other employee benefit programs will be governed by the terms of those programs.

The Plan is managed by the Compensation Committee of the Board of Directors. The Committee has full power and discretion to interpret and administer the Plan.